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                   AMENDMENT TO CREDIT AGREEMENT

          AMENDMENT TO CREDIT AGREEMENT dated as of April 14, 1997 (this "Amendment"), among American Bank Note Company, a New York corporation ("ABN"), American Bank Note Holographics, Inc., a Delaware corporation (together with ABN, the "Borrowers"), American Banknote Corporation, a Delaware corporation ("ABNC"), the Guarantors (the "Guarantors") named in the Credit Agreement (as hereinafter defined), the lenders (the "Lenders") named in
Schedule 2.01 to the Credit Agreement and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as agent (in such capacity, the "Agent") for the Lenders.

          WHEREAS, the Borrowers, ABNC, the Guarantors, the
Lenders and the Agent are party to the Credit Agreement dated as of January 29, 1996 (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit
Agreement");

          WHEREAS, the Borrowers have requested that the Required
Lenders amend certain provisions of the Credit Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit
Agreement.

          2. Amendment to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 4 of this Amendment, the Credit Agreement is hereby amended as follows:

               Schedule 7.03 to the Credit Agreement is amended in its entirety to read as Schedule 7.03 attached hereto.

          3.     Representations and Warranties.  Each of the
Borrowers hereby jointly and severally represents and warrants as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Amendment):

              (a)     All representations and warranties
contained in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

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              (b)     Each of the Loan Parties has the power to
execute, deliver and carry out the terms and provisions of this Amendment.

              (c) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of each Loan Party, and is enforceable in accordance with its terms.

              (d)     No event has occurred and is continuing
which constitutes or would constitute, with the giving of notice or the lapse of time or both, a Default or an Event of Default under the Credit Agreement.

         4. Conditions Precedent. Notwithstanding any term or provision of this Amendment to the contrary, Paragraph 2 hereof shall not become effective until the Agent shall have determined that each of the following conditions precedent shall have been satisfied:

              (a)     All required corporate actions in
connection with the execution and delivery of this Amendment shall have been taken, and each shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action that the Agent may reasonably request, to be certified by the appropriate corporate person or government authorities.

              (b) All fees, costs and expenses of the Agent in connection with this Amendment, including, without limitation, an amendment fee of $2,500 and reasonable fees, costs and expenses of counsel to the Agent, shall have been paid in full to the persons entitled thereto in immediately available funds.

              (c) All representations and warranties made by the Borrowers contained in Paragraph 3 hereof shall be true and correct with the same effect as though such representations and warranties had been made on the date of effectiveness of the amendment contained in this Amendment after giving effect to such amendment (unless any such representation or warranty speaks expressly to an earlier date).

              (d) Counterparts of this Amendment shall have been duly executed and delivered on behalf of the Borrowers, ABNC, the Guarantors, the Required Lenders and the Agent.

         5. References to Credit Agreements. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of the amendment contained herein as determined in accordance with Paragraph 4 hereof, the Credit Agreement as amended by this Amendment.


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         6.     Continued Effectiveness.  Nothing herein shall be
deemed to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Credit Agreement, and each of the parties hereto agrees that, as amended by this Amendment, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect from and after the date of this Amendment.

          7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New
York (other than the conflicts of laws principles thereof).

                     [Signature pages follow]
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          IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                AMERICAN BANK NOTE COMPANY, as
                a Borrower and Guarantor
                By: s/ Ward A.W. Urban
                Ward A.W. Urban
                Vice President & Treasurer

                AMERICAN BANK NOTE
                HOLOGRAPHICS, INC., as a Borrower and
                Guarantor
                 By: s/ Ward A.W. Urban
                 Ward A.W. Urban
                 Vice President & Treasurer

                  AMERICAN BANKNOTE CORPORATION
                 By: s/ Ward A.W. Urban
                 Ward A.W. Urban
                 Vice President & Treasurer

                 UNITED STATES BANKNOTE COMPANY L.P.,
                    as a Guarantor

                 By:  AMERICAN BANK NOTE COMPANY,
                      its general partner
                 By: s/ Ward A.W. Urban
                 Ward A.W. Urban
                 Vice President & Treasurer

                 HORSHAM HOLDING COMPANY, INC., AS a Guarantor
                 By: s/ Ward A.W. Urban
                 Ward A.W. Urban
                 Vice President & Treasurer

                 ABN SECURITY SYSTEMS, INC., as a Guarantor
                 By: s/ Ward A.W. Urban
                 Ward A.W. Urban
                 Vice President & Treasurer

                 THE CHASE MANHATTAN BANK (formerly
                 known as Chemical Bank), as Agent and a Lender
                 By: s/ Kanak Kapur
                 Kanak Kapur
                 Assistant Vice President

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                      Schedule 7.03 - Existing Indebtedness

I.   Letters of Credit -- See Schedule 1.01 - Citibank Letters of
Credit.

II.  Capital Leases and Mortgages -- See Schedule 7.01 - Existing
Liens, Section I.

III. The Indentures and the Senior Notes.

IV. The Installment Note dated February 15, 1996 executed by ABNS Security Systems, Inc., a New York corporation ("ABNS"), in the principal amount of $50,000 payable to the order of AM Industries, Inc., a Tennessee corporation ("AM Industries").

V. Guarantee executed by ABN in favor of AM Industries in connection with the Assignment and Assumption of Lease dated
February 12, 1996 between ABNS and AM Industries.

VI. Indebtedness pursuant to a Premium Finance Agreement dated April 10, 1997 (effective as of April 1, 1997) between AI Credit Corp. and ABNC in an aggregate principal amount of up to $4,648,916, $1,548,916 of which is to finance premiums for a directors and officers liability insurance policy issued by American International Group to ABNC and up to $3,100,000 of which is to finance the settlement and legal fees and costs of certain litigation.